                          SIXTH AMENDMENT TO REVOLVING
                          ----------------------------
                         CREDIT AND TERM LOAN AGREEMENT
                         ------------------------------


   THIS AGREEMENT (the "Amendment") is made as of the 14th day of April, 1995 by and among MEDCHEM PRODUCTS, INC., (the "Parent") and its affiliates, MEDCHEM (P.R.), INC. (f/k/a BioChem Products, Inc.) ("MedChem PR"), MEDCHEM SECURITIES CORPORATION, MEDCHEM PRODUCTS FOREIGN SALES CORPORATION; and GESCO INTERNATIONAL, INC. ("Gesco") (all of the foregoing, together with the Parent, the "Borrowers"); and FLEET BANK OF MASSACHUSETTS, N.A. (the "Bank").

                                    RECITALS
                                    --------

   A. The Bank and the Borrowers are parties to a Revolving Credit and Term Loan Agreement dated as of July 31, 1992, as amended by the First, Second, Third, Fourth and Fifth Amendments (as so amended, the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement.

   B. The Parent has entered into a Distribution Agreement (the "Distribution Agreement") with Coletica, a French societe anonyme ("Coletica"), and an Escrow Agreement (the "Escrow Agreement") with Coletica and Fleet Bank of Maine ("Escrow Agent"), each dated as of March 31, 1995.

   C. The Borrowers have requested a $2,000,000 increase in the Commitment to be used as the Deposit (as defined in and required by the Distribution Agreement).

   D. The Borrowers have also requested that the Bank issue a reducing standby letter of credit for Borrowers' account in favor of its contract manufacturer, Alcon, P.R.

   E. Subject to certain terms and conditions, the Bank is willing to agree to the same, as hereinafter set forth.

   NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

   1.   Amendments to Loan Agreement.
        ----------------------------

   The Loan Agreement is hereby amended as follows:

   (A) Exhibits.  Exhibit 1.2(a) to the Loan Agreement is deleted and new
       --------
Exhibit 1.2(a) attached hereto is substituted therefor (being an amended and restated Revolving Note in the amount of $9,000,000). Exhibit 3.15 to the Loan Agreement is deleted and new Exhibit 3.15 attached hereto is substituted therefor (being an updated patent, trademark, patent application and trademark application list).

   (B) Revolving Note Interest.  Section 1.4(a) of the Loan Agreement is amended
       -----------------------
by deleting it in its entirety and inserting in its place the following language:

     "(a) Subject to the terms and conditions of subsection (c) of this Section, the Borrowers shall pay interest on the Revolving Loans outstanding from time to time at a rate per annum as follows:

                  (i) the rate for any portion of each Revolving Loan which is not then subject to a Fixed Rate Option shall be the Prime Rate plus the Prime Rate Applicable Margin, which rate of interest shall change contemporaneously with any change in the Prime Rate.

                  (ii) the rate for any LIBOR Portion shall be the applicable LIBOR Rate plus the Fixed Rate Applicable Margin.

                  (iii) the rate for any Cost of Funds Portion shall be the applicable Cost of Funds Rate plus the Fixed Rate Applicable Margin.

        For purposes of this Agreement, the term "Applicable Margin" shall mean:
                                                  -----------------

                  (i) from and after April 14, 1995 until the first Quarterly date, the Applicable Margin shall be 2.25%; and

                  (ii) from and after June 30, 1995 and each Quarterly Date thereafter until the Expiration Date, the Applicable Margin shall be determined from the following table based upon the ratio of Indebtedness (excluding trade debt and accrued liabilities) on such Quarterly
        Date to Net Cash Flow for the four-quarter period ending on such Quarterly Date, based on the consolidated financial statements of the Borrowers provided under Section 4.1(a) and (c):

Ratio of Indebtedness             Prime Rate          Fixed Rate
  to Net Cash Flow            Applicable Margin   Applicable Margin
---------------------         ------------------  ------------------
   Greater than 2.00:1.00            .25%               2.25%

   Less than or equal to
     2.00:1.00 and greater
     than 1.50:1.00                  -0-                2.00%

   Less than or equal to
     1.50:1.00                       -0-                1.75%


        Notwithstanding the foregoing, no downward adjustment of the Applicable Margin hereunder shall be permitted (a) unless all of the financial statements for the relevant fiscal year have been delivered to the Bank as required in Section 4.1(a) and (c); and (b) if, as of the date of such proposed downward adjustment, there shall exist any Default."

   (C) Mandatory Commitment Reduction and Prepayments of Loans.  Section 1.16 of
       -------------------------------------------------------
the Loan Agreement is amended by changing the title thereof from "1.16 Mandatory
                                                                       ---------
Commitment Reduction and Prepayments of Term Loan." to "1.16 Mandatory
-------------------------------------------------            ---------
Prepayments of Loans." and by adding the following additional sentences at the
--------------------
end of said Section 1.16 as follows:

        "On the date the Parent is entitled pursuant to the terms of the Escrow Agreement to receive the escrow funds from the Escrow Agent: (a) the Commitment will automatically reduce to a $7,000,000, and (b) the Borrowers jointly and severally shall be required to prepay the outstanding balance of the Revolving Loans in such amount, if any, as is necessary to bring the principal amount thereof within the limits of the Commitment as so reduced, plus accrued and unpaid interest thereon. So long as the Commitment has not been permanently voluntarily reduced to $7,000,000 by the Borrowers, the Parent agrees that it shall not agree with Coletica to extend the "best efforts" date set forth in Section 2.5(c) of the Distribution Agreement for Premarket Approval (as defined in the Distribution Agreement) without the prior written consent of the Bank which consent shall not be unreasonably withheld."

   (D) Standby Letter of Credit.  A new Section 1.18 to the Loan Agreement is
       ------------------------
added as follows:

        "1.18 Standby Letter of Credit.  Subject to the conditions to Loans set
              ------------------------
        forth in Section 2 of the Loan Agreement, all of which must be met, and subject to the terms of the Bank's letter of credit application and agreement therefor, the Bank shall issue a standby letter of credit (the "Letter of Credit") for the account of the Borrowers for the benefit of Alcon, P.R. with an initial drawing amount of $765,912.58 which reduces to $665,912.58 on April 30, 1995, $465,912.58 on May 31, 1995,
        $265,912.58 on June 30, 1995 and -0- on July 31, 1995 when it shall terminate. Each draw made on the Letter of Credit shall be due and payable jointly and severally by the Borrowers on the date of such draw. Unpaid draws shall accrue interest at the Revolving Loan default rate set forth in Section 1.4(c) hereunder. A fee of 1.50% on the Letter of Credit shall be paid to the Bank upon its issuance. All Obligations relating to the Letter of Credit shall be secured by all of the collateral now or hereafter granted under the Security Documents. Upon the termination of the Commitment or the acceleration of the Loans, in the event the Letter of Credit has not terminated by its terms, the Borrowers immediately shall jointly and severally pay to the Bank an amount equal to the then available drawing amount on the Letter of Credit to be held as cash collateral for the Borrowers' obligation to pay draws and other Obligations relating to the Letter of Credit."

   (E) Amended and New Definitions.  The following definitions in Section 8 of
       ---------------------------
the Loan Agreement are amended or added to read as follows:

       "Applicable Margin":  See Section 1.4(a).
        -----------------

       "Commitment":  $9,000,000, subject to automatic reduction pursuant to
        ----------
   Section 1.16.

       "Letter of Credit":  See Section 1.18.
        ----------------

       "Quarterly Date":  March 31, June 30, September 30 and December 31.
        --------------

   2.   No Further Amendments.
        ---------------------

   Except as specifically amended hereby, the Loan Agreement and the Security Documents shall remain unmodified and in full force and effect and are hereby ratified and affirmed in all respects, and the indebtedness of the Borrowers to the Bank evidenced thereby and by the Notes is hereby reaffirmed in all respects.

   3.   Certain Representations of the Borrowers.
        ----------------------------------------

   As a material inducement to the Bank to enter into this Amendment, each of the Borrowers hereby represents and warrants to the Bank (which representations and warranties shall survive the delivery of this Amendment), after giving effect to this Amendment, as follows:

   (A) The execution and delivery of this Amendment and the revised Notes have been duly authorized by all requisite corporate action on the part of the Borrowers and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, or the articles or bylaws of any of the parties thereto or any indenture, agreement or other instrument to which any of the parties thereto is bound, or be in conflict with, or result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the property or assets of any of the parties thereto pursuant to, any such indenture, agreement or instrument.

   (B) The representations and warranties contained in Section 3 of the Loan Agreement or in Section 3 of the Security Agreement or in any of the other Security Documents and the information set forth in the Exhibits thereto (as previously revised hereunder) and in the Officer's Certificate are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date or except to the extent variations therefrom have been permitted under the terms of the Loan Agreement or otherwise in writing by the Bank). No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Parent or the other Borrowers, taken as a whole from that disclosed in the financial statements most recently furnished to the Bank pursuant to Sections 3.5, 4.1(a) or 4.1(c) of the Loan Agreement. No Default has occurred and is continuing.

   (C) Each of this Amendment and the revised Notes constitutes the legal, valid and binding obligations of each of the Borrowers, enforceable against each of the Borrowers in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

   4.   Waivers.
        -------

   The Borrowers have informed the Bank that they changed their fiscal year from a November 30 fiscal year end to a December 31 fiscal year end, effective as of December 1, 1994, without the Bank's prior written consent, in violation of
Section 4.6 of the Loan Agreement. The Borrowers have also informed the Bank that they failed to maintain a ratio of Indebtedness (excluding trade debt and accrued liabilities) to Net Cash Flow of no more than 2.00:1.00 for the four-quarter periods ending on December 31, 1994 and March 31, 1995 in violation of
Section 5.1(e) of the Loan Agreement. Subject to the terms of this Amendment, the Bank is willing to waive such Events of Default; provided, however,
                                                     --------  -------
nothing in this Amendment (including without limitation this Section 4 or the interest adjustments set forth in Section 1.4(a) as amended herein) shall constitute a waiver of any other covenant, Default, Event of Default or right or remedy now or hereafter available to the Bank and such waivers set forth herein shall not constitute a waiver of, or consent to, any other fiscal year change or any breach of the maximum permitted Indebtedness to Net Cash Flow ratio of 2.00:1.00 for any four-quarter period ending after March 31, 1995.

   5.   Conditions.
        ----------

   The willingness of the Bank to agree to the foregoing and to make further Advances under the Loan Agreement are subject to the following conditions:

   (A) The Borrowers shall have executed and delivered to the Bank (or shall have caused to be executed and delivered to the Bank by the appropriate persons) the following:

     (i) This Amendment, the revised Revolving Note and a Conditional Assignment of the Parent's rights under the Distribution Agreement and the Escrow Agreement;

     (ii) True and complete copies of the Distribution Agreement, the Escrow Agreement and any required stockholders' and directors' consents and/or resolutions, authorizing the execution and delivery of this Amendment and other documentation referred to in this Section 4, certified by the respective secretaries of the Borrowers; and

     (iii) Such other supporting documents and certificates as the Bank or its counsel may reasonably request.

   (B) The Bank shall have received the favorable written opinion of general counsel for the Borrowers satisfactory to the Bank in scope and substance.

   (C) The Borrowers shall have paid to the Bank a Commitment increase fee of $10,000 and a waiver fee of $5,000.

   (D) The proceeds of the $2,000,000 increase in the Commitment provided for hereunder shall be used solely for the Deposit (as defined in the Distribution Agreement) and, subject to the terms of the Loan Agreement, shall be deposited directly into an escrow account at the Escrow Agent pursuant to the Escrow Agreement.

   (E) All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Bank.

   6.   Miscellaneous.
        -------------

   (A) As provided in the Loan Agreement, the Borrowers agree to reimburse the Bank upon demand for all out-of-pocket costs, charges, liabilities, taxes and expenses of the Bank (including reasonable fees and disbursements of counsel to the Bank) in connection with the (a) preparation, negotiation, interpretation, execution and delivery of this Amendment and any other agreements, instruments and documents executed pursuant or relating hereto, and (b) any enforcement hereof.

   (B) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

   (C) This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.

   IN WITNESS WHEREOF, the Bank and the Borrowers have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

                                        MEDCHEM PRODUCTS, INC.


                                        By:/s/ John J. McDonough
                                           -----------------------------
                                           Title:V.P. Finance C.F.O.


                                        MEDCHEM (P.R.), INC.
                                        (f/k/a BioChem Products, Inc.)


                                        By:/s/ John J. McDonough
                                           -----------------------------
                                           Title:


                                        MEDCHEM SECURITIES CORPORATION


                                        By:/s/ John J. McDonough
                                           -----------------------------
                                           Title:


                                        MEDCHEM PRODUCTS FOREIGN SALES
                                        CORPORATION


                                        By:/s/ John J. McDonough
                                           -----------------------------
                                           Title:

                                        GESCO INTERNATIONAL, INC.


                                        By:/s/ John J. McDonough
                                           -----------------------------
                                           Title:

                                        FLEET BANK OF MASSACHUSETTS, N.A.


                                        By:/s/ Elise M. Russo
                                           -----------------------------
                                           Title:

                                 Exhibit 1.2(a)
                                 --------------

                                PROMISSORY NOTE
                                ---------------

$9,000,000                                       Dated June 19, 1992
                                                 and amended and restated
Boston, Massachusetts                            on April 14, 1995


        FOR VALUE RECEIVED, the undersigned (the "Makers") hereby jointly and severally promise to pay to FLEET BANK OF MASSACHUSETTS, N.A. (the "Bank"), or order, at the principal office of the Bank at 75 State Street, Boston, Massachusetts 02109 or to such other address as advised in writing by the Bank, the principal amount of NINE MILLION DOLLARS ($9,000,000) or such lesser amount as shall equal the aggregate unpaid principal amount outstanding of Revolving Loans made by the Bank to the Makers pursuant to and as defined in the Agreement referred to below, in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on June 19, 1992 until paid in full, payable on the dates and at the rate or rates specified in the Agreement. All principal shall be due and payable in accordance with the Agreement, and all principal remaining unpaid and any accrued but unpaid interest shall in any event be due and payable on May 31, 1996.

        This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Revolving Credit and Term Loan Agreement dated as of July 31, 1992 by and among the Makers and the Bank (as amended or extended from time to time, the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Makers jointly and severally to pay the principal of and interest on this Note as herein provided.

        This Note is a revolving note and, subject to the foregoing and to the terms of the Agreement, the Makers may borrow, pay, prepay and reborrow hereunder, all in accordance with the provisions of this Note and the Agreement; provided, however, the principal balance outstanding shall at no time exceed the
--------
face amount of this Note. Under certain circumstances, a portion of the principal amount is also subject to mandatory prepayment under the terms of the Agreement.

        In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

        All agreements involving any of the Makers and the Bank are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Bank for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Bank is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Bank should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results
--------  -------
in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every provision of all agreements involving any of the Makers and the Bank.

        No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Each of the Makers and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest, notice of dishonor and other demands and notices of every kind (except notices, if any, otherwise expressly provided for in the Agreement) in connection with the delivery, acceptance, performance and enforcement of this Note and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

        If this Note shall not be paid when due and shall be placed by the Bank in the hands of any attorney for collection, through legal proceedings or otherwise, the Makers jointly and severally will pay reasonable attorneys' fees to the Bank, together with reasonable costs and expenses of collection, including, without limitation, any such attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any Maker.

        This Note shall inure to the benefit of the Bank and its successors and assigns and subsequent holders hereof.

        This Note shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

                                             MEDCHEM PRODUCTS, INC.

                                             By:  /s/ John J. McDonough
                                                ------------------------
                                                Title: V.P. Finance C.F.O.


                                             MEDCHEM (P.R.), INC.
                                             (f/k/a BioChem Products, Inc.)

                                             By:  /s/ John J. McDonough
                                                ------------------------
                                                Title:


                                             MEDCHEM SECURITIES
                                               CORPORATION

                                             By:  /s/ John J. McDonough
                                                ------------------------
                                                Title:


                                             MEDCHEM PRODUCTS FOREIGN
                                             SALES CORPORATION

                                             By:  /s/ John J. McDonough
                                                ------------------------
                                                Title:


                                             GESCO INTERNATIONAL, INC.

                                             By:  /s/ John J. McDonough
                                                ------------------------
                                                Title: